SUPERIOR BANK WARRANT REPURCHASE AGREEMENT


         THIS AGREEMENT ("Agreement") is made as of May __, 1999 and is between SUPERIOR BANK FSB, a federally chartered savings bank, with its principal place of business at One Lincoln Center, Oakbrook Terrace, Illinois 60181 ("Superior") and MORTGAGE.COM, INC. (formerly known as First Mortgage Network, Inc.), a Florida corporation, with its principal place of business at 8751 Broward Boulevard, Fifth Floor, Plantation, Florida 33324 ("Mortgage.com").

                                    RECITALS

         A. Superior is the owner of certain warrants to purchase common stock of Mortgage.com described on Exhibit A hereto ("Warrants").

         B. Mortgage.com and Superior are parties to an agreement dated as of April 1, 1998 pursuant to which Mortgage.com is obligated, under certain circumstances, to purchase the Warrants from Superior ("Warrant Put Option").

         C. Mortgage.com is contemplating issuing $27,500,000 in aggregate principal amount of 12% Senior Subordinated Convertible Notes (the "Bridge Note Financing") and the potential investors desire that Mortgage.com provide for the repurchase of the Warrants.

         D. Because Superior holds a substantial warrant position in Mortgage.com, it has an interest in facilitating the Bridge Note Financing to enhance Mortgage.com's value.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

         Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Warrant Put Option, unless the context otherwise requires.

         Section 2. Purchase and Sale of Warrants. Subject to Section 3 hereof, the purchase and sale of the Warrants shall occur as follows:

                  (a) Stage 1. Upon the closing of the Bridge Note Financing, Mortgage.com will purchase, and Superior will sell, a Warrant to purchase 100,000 shares of Mortgage.com common stock having an exercise price of $5.00 per share (the "First Stage Warrant"). The purchase price for the First Stage Warrant shall be $6,000,000.

                  (b) Stage 2. Upon the closing of the Bridge Note Financing, then on or before June 30, 1999, Mortgage.com will purchase, and Superior will sell, a Warrant to purchase 100,000 shares of Mortgage.com common stock having an exercise price of $5.00 per share (the "Second Stage Warrant"). The purchase price for the Second Stage Warrant shall be $6,000,000. Mortgage.com shall deliver to Superior a written notice setting forth the closing date (the "Second Stage Closing Date") for the purchase of the Second Stage Warrant. The Second Stage Closing Date shall be not later than June 30, 1999 and the notice of closing date provided to Superior shall be delivered to Superior not less than 5 business days prior to the Second Stage Closing Date.

                  (c) Stage 3. Mortgage.com shall have an option to purchase, and upon exercise of the option Superior will sell, Warrants to purchase 200,000 shares of Mortgage.com common stock having an exercise price of $5.00 per share and a Warrant to purchase 100,000 shares of Mortgage.com common stock having an exercise price of $7.50 per share (the "Third Stage Warrants"). The aggregate purchase price for the Third Stage Warrants shall be $13,000,000. To exercise its option to purchase the Third Stage Warrants, Mortgage.com shall deliver to Superior a written notice of exercise which includes the closing date (the "Third Stage Closing Date") for the purchase of the Third Stage Warrants. The Third Stage Closing Date shall be not later than September 30, 1999, and the notice of exercise shall be delivered to Superior not less than 5 business days prior to the Third Stage Closing Date.

         Section 3. Purchase of Warrants Upon IPO or Business Combination. Notwithstanding the purchase schedule contained in Section 2, in the event of a sale by Mortgage.com of common stock in a Qualified Initial Public Offering, Superior agrees to sell, and Mortgage.com agrees to purchase, the Warrants at the purchase prices described in Section 2. For purposes of this Agreement, a Qualified Initial Public Offering shall mean a sale for cash by Mortgage.com of Mortgage.com common stock in an underwritten public offering registered with the Securities and Exchange Commission on Form S-1 in which the price of the common stock is not less than $10 per share (as adjusted for stock splits or stock consolidations after the date hereof), and which closes on or prior to September 30, 1999.

         Notwithstanding the purchase schedule contained in Section 2, in the event of a Qualified Business Combination, Superior agrees to sell, and Mortgage.com agrees to purchase, the Warrants at the purchase prices described in Section 2. For purposes of this Agreement, a Qualified Business Combination shall mean a merger, reverse merger, consolidation or other business combination which results in the issuance or acquisition of equity rights, or options, warrants or other entitlements to equity interests, equal to, individually or cumulatively, 25% or more of the outstanding equity interests of Mortgage.com or any successor by merger, consolidation or otherwise (on a fully diluted basis), at a price which values the then existing equity interests of Mortgage.com or any successor by merger, consolidation or otherwise (on a fully diluted basis) at $10.00 or more a share, and which closes or becomes effective on or prior to September 30, 1999.

         Section 4. Payment of Purchase Price for Warrants; Closing Dates. The purchase price for the Warrants shall be paid by wire transfer of immediately available funds to a bank account designated for that purpose by Superior and Superior shall deliver to Mortgage.com the executed original agreements evidencing the Warrants duly endorsed in blank by Superior. Mortgage.com's payment of the purchase price, and Superior's delivery of the agreements, shall occur (A) if the purchase occurs under Section 2: (i) as to the First Stage

Warrants, not later than 5 business days following the closing of the Bridge Note Financing, (ii) as to the Second Stage Warrants, not later than the Second Stage Closing Date, and (iii) as to the Third Stage Warrants, not later than the Third Stage Closing Date; and (B) if a purchase occurs under Section 3: not more than 5 business days following the closing of the Qualified Initial Public Offering or the closing or effective date of the Qualified Business Combination.

         Section 5. Termination. This Agreement shall terminate and be of no further force and effect at midnight on September 30, 1999, and neither party hereto shall thereafter have any rights or obligations hereunder; provided, however, that such termination shall not relieve any party of liability for breach of the terms hereof.

         Section 6. Effect on Other Agreements.

                  (a) So long as this Agreement is in effect, this Agreement supersedes the Warrant Put Option with respect to the put and purchase of the Warrants. Upon termination of this Agreement, the Warrant Put Option shall be fully enforceable in accordance with its terms.

                  (b) Execution of this Agreement shall constitute a termination of the Warrant Repurchase Agreement dated as of March 26, 1999 (the "Repurchase Agreement"), and the Repurchase Agreement shall be of no further force and effect following execution of this Agreement.

                  (c) This Agreement does not modify, amend or otherwise alter the rights of the parties under the Sale and Marketing Agreement dated as of April 28, 1995. Except as provided in Section 7, this Agreement does not affect the Software Rights held by Superior.

         Section 7. Waiver of Material Transaction Event; Purchase of Software Rights. Superior agrees that the Bridge Note Financing shall not constitute a "Material Transaction Event" under the Warrant Put Option, provided that Mortgage.com uses $3.5 million of the proceeds from the Bridge Note Financing to purchase the Software Rights, together with all enhancements thereof (other than separable non-generic enhancements produced by or for Superior) and updates thereto, which purchase shall be subject to the retention by Superior of the Superior Retained Software Rights. The closing of the purchase of the Software rights shall take place on the First Stage Closing Date. This waiver of a Material Transaction Event shall apply solely to the Bridge Note Financing under the circumstances described above, but shall not constitute a waiver of any other Material Transaction Event.

         For example, if prior to termination of this Agreement there is a Material Transaction Event (other than the Bridge Note Financing to the extent it is waived), such Material Transaction Event shall not trigger Superior's put option under the Warrant Put Option, in accordance with the first sentence of
Section 6(a). However, if following the termination of this Agreement any portion of the Warrants remain outstanding, Superior shall have all of its rights under the Warrant put option, in accordance with the second sentence of
Section 6(a), and any Material Transaction Event (other than the Bridge Note Financing to the extent it is waived) occurring prior to or after the termination of this Agreement shall trigger Superior's put option under the Warrant Put Option in accordance with its terms.

         Section 8. Notices. All demands, notices and communications concerning this Agreement shall be in writing and shall be deemed to be duly given if personally delivered at or mailed by certified mail or registered mail, postage prepaid or sent by federal express or other comparable overnight courier service to the intended party at the address set forth at the beginning of this Agreement for such party or to such other address as may hereinafter be furnished by either party to the other party in the manner herein provided. Any such notice shall be deemed effective upon receipt or refusal of the intended party to accept delivery thereof.

         Section 9. Jurisdiction. THIS AGREEMENT IS DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR IN FURTHERANCE HEREOF, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) BETWEEN THE PARTIES SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT ILLINOIS. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORM. EACH OF THE PARTIES WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS PROVIDED FOR AND CONTEMPLATED HEREIN. TO THE EXTENT EITHER PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION FROM ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO, IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN TO THE EXTENT PERMITTED BY LAW, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR IN FURTHERANCE OF THIS AGREEMENT.

         Section 10. Counterparts. This Agreement may be executed by each of the parties on separate counterparts which together shall constitute a single binding Agreement with the same force and effect as if the signatures of both parties appeared on the same counterpart signature page.

         Section 11. Remedies. The parties agree that in addition to any other remedies available under applicable law in the event of a breach of this Agreement, each party shall have the right to obtain appropriate injunctive relief against the party in breach.

         Section 12. Negotiation of Parties. This Agreement has been fully negotiated by the parties and their respective counsel and has been jointly drafted by Mortgage.com and Superior and shall be construed accordingly.

         Section 13. Headings. The headings of the sections of this Agreement are for ease of reference and shall not be deemed to be a part of this Agreement.

         Section 14. Successors. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Mortgage.com and Superior.

         IN WITNESS WHEREOF, Superior and Mortgage.com have executed this Agreement as of the date stated at the beginning of this Agreement.

                                MORTGAGE.COM, INC.


                                By:___________________________________________
                                    Seth Werner, Chairman and CEO


                                SUPERIOR BANK FSB


                                By:___________________________________________
                                    William C. Bracken, Senior Vice President
                                             and Chief Financial Officer

                                    EXHIBIT A

               Schedule of common stock Warrants Owned By Superior


1. Amended and Restated common stock Warrant dated April 1, 1998 for 100,000 shares of First Mortgage Network, Inc. common stock with an initial exercise price of $5.00 per share.

2. common stock Warrant dated April 1, 1998 for 300,000 shares of First Mortgage Network, Inc. common stock with an initial exercise price of $5.00 per share.

3. common stock Warrant dated April 1, 1998 for 100,000 shares of First Mortgage Network, Inc. common stock with an initial exercise price of $7.50 per share.